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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-58933 of MEDIQ Incorporated on Form S-1 of our report dated December 30, 1998, appearing in the Prospectus, which is a part of this Registration Statement, and of our report dated December 30, 1998 relating to the financial statement schedule appearing elsewhere in this Registration Statement.


    We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
November 1, 1999